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                                                                     EXHIBIT 5.1
                                                                     -----------

                                                     October 24, 1996

SeaChange International, Inc.
124 Acton Street
Maynard, MA 01754

       Re:  Registration Statement on Form S-1
            Registration No. 333-12233
            --------------------------

Ladies and Gentlemen:

       We are counsel to SeaChange International, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-1, Registration No. 333-12233, as amended (the "Registration Statement"), relating to the public offering of an aggregate of up to 2,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), of which
(a) 1,715,000 shares will be issued and sold to the underwriters by the Company;
(b) 285,000 shares will be sold to the underwriters by certain stockholders of the Company (the "Primary Selling Stockholders"); and (c) up to 300,000 shares may be purchased by the underwriters from the Company and certain other stockholders of the Company (collectively with the Primary Selling Stockholders, the "Selling Stockholders") to cover over-allotments, if any (collectively, the "Shares").

       We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

       Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") substantially in the form as filed as
Exhibit 1.1 to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and (ii) the Shares to be sold by the Selling Stockholders are duly and validly authorized, validly issued, fully paid and non-assessable.
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SeaChange International, Inc.
October 24, 1996
Page 2


       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                 Very truly yours,


                                 /s/ TESTA, HURWITZ & THIBEAULT, LLP
                                 -----------------------------------

                                 TESTA, HURWITZ & THIBEAULT, LLP